                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): DECEMBER 7, 2000

                           ASYST TECHNOLOGIES, INC.
             (Exact name of registrant as specific in its charter)

                                  CALIFORNIA
                (State or other jurisdiction of incorporation)

       000-22430                                          94-2944251
  (Commission File No.)                        (IRS Employer identification No.)


                                48761 KATO ROAD
                               FREMONT, CA 94538
             (Address of principal executive offices and zip code)

      Registrant's telephone number, including area code: (510) 661-5000


                                      1.

ITEM 5. OTHER EVENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the merger transactions involving Asyst Technologies, Inc., a California corporation ("Asyst"), Advanced Machine Programming, Inc., a California corporation ("AMP"), and Semifab, Inc. ("Semifab") as scheduled, or at all, and those associated with the ability of the combined companies to achieve the anticipated benefits of the mergers. Actual results and developments may differ materially from those described or incorporated by reference in this Report. For more information about Asyst and risks arising when investing in Asyst, investors are directed to Asyst's most recent report on Form 10-K as filed with the Securities and Exchange Commission.

On December 7, 2000. Asyst announced that it entered into a definitive merger agreement with AMP. The definitive merger agreement contemplates that, subject to the satisfaction of certain conditions contained therein, including the approval of the merger referred to therein by the shareholders of AMP and the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), Asyst would acquire AMP for a combination of cash and stock. Upon completion of the merger, shareholders of AMP will receive $19 million in cash, subject to an adjustment based on the net working capital that remains in AMP as of the closing date, and $19 million of Asyst stock valued at the average closing sale prices for a share of Asyst stock as reported on the Nasdaq National Market over the 5 consecutive trading days immediately preceding the closing date. The description contained in this Item 5 of the transactions contemplated by the merger agreement is qualified in its entirety by reference to the full text of the merger agreement.

On December 7, 2000, Asyst announced that it entered into a definitive merger agreement with Semifab. The definitive merger agreement contemplates that, subject to the satisfaction of certain conditions contained therein, including the approval of the merger referred to therein by the shareholders of Semifab and the expiration or early termination of the waiting period under HSR, Asyst would acquire Semifab for a combination of cash and stock. Upon completion of the merger, shareholders of Semifab for a combination of cash and stock. Upon completion of the merger, shareholders of Semifab will receive $5 million in cash, 1,000,000 shares of Asyst stock, and 450,000 shares of Asyst stock subject to Asyst's right of repurchase based on the failure to attain milestones, which expires, at the latest, on June 30, 2002. The description contained in this Item 5 of the transactions contemplated by the merger agreement is qualified in its entirety by reference to the full text of the merger agreement.

The press release issued by Asyst, dated December 7, 2000, entitled "Asyst Pioneers Automation Foundry Model With Two Strategic Acquisitions" is attached hereto as Exhibit 99.1.

                                      2.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

Exhibit
Number            Description
-------           -----------
99.1              Press Release dated December 7, 2000




                                      3.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ASYST TECHNOLOGIES

Dated:  December 21, 2000

                                   By: /s/ Douglas J. McCutcheon
                                       __________________________________
                                   Douglas J. McCutcheon
                                   Senior Vice President, Chief Financial
                                   Officer




                                      4.

                                 EXHBIT INDEX

Exhibit
Number             Description
-------            -----------
99.1               Press Release dated December 7, 2000



                                      5.